AMENDMENT NO. 1 TO
PURCHASE AGREEMENT

This amendment no. 1 (the "Amendment") amends the purchase agreement by and between Billali Mine, LLC and JC Imperial, LLC (collectively, the "Seller") and Mineral Acquisitions, LLC ("Buyer") dated on or about January 4, 2019 ("Purchase Agreement"), and is dated effective March 7, 2019 ("Effective Date").

WHEREAS, the Seller and Buyer desire to amend the Purchase Agreement to reflect revised payment terms of the Purchase Agreement;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. <u>Amended and Restated Section 2.B</u>. Section 2.B of the Purchase Agreement is hereby amended and restated in its entirety as follows:

> "B. <u>Payment of the Purchase Price.</u> The Total Purchase Price will be paid as follows:
>
> (i) Fifty Thousand Dollars ($50,000.00) comprising original down payment of $25,000 and the further $25.000, upon closing of the transaction described herein as executed on or about January 4, 2019.
>
> (ii) Commencing on April 1, 2019 and on the 1st day of each month thereafter for a period of twenty (24) months, Buyer will pay to Seller the sum of Fifty Thousand Dollars ($50,000.00) per month.
>
> (iii) Commencing on April 1, 2021 and on the 1st day of each month thereafter for a period of fifty (50) months, Buyer will pay to Seller the sum of One Hundred Seventy-Five Thousand Dollars ($175,000.00) per month.
>
> (iv) Each payment made hereunder will be allocated Twenty-Five per cent (25%) to the Billali and Seventy-Five percent (75%) to the Jim Crow, Imperial."

2. <u>No Other Amendments or Supplements</u>. Except as set forth in Section 1, the Purchase Agreement shall remain in full force and effect as currently in effect.

3. <u>Severability</u>. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable, all other provisions of this Amendment shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be effected thereby.

4. <u>Counterparts</u>. This Amendment may be executed in multiple counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

5. Entire Agreement. This Amendment and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

6. Defined Terms. Defined terms used in this Amendment shall have the meaning ascribed to them herein or in the Purchase Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

SELLER:

Billali, LLC and JC Imperial, LLC

By: ______________________
Leslie Billingsley, Manager

By: ______________________
Richard Billingsley, Manager

BUYER:

Mineral Acquisition, LLC

By: ______________________
Frank Mueller, Manager